SUB-ITEM 77Q1(c): Exhibits
SELIGMAN INCOME AND GROWTH FUND, INC.

Proxy Results

Shareholders of the Fund considered and approved the following proposals at a special meeting of shareholders held on November 1, 2002 at the offices of the Fund. Tabulations of the votes received on each of the proposals appear below.

Proposal 1 To elect a Board of Directors.

                           In Favor of Election      Withhold Authority to Vote

John R. Galvin                   5,876,467                   243,476
Paul C. Guidone                  5,882,737                   237,206
Alice S. Ilchman                 5,885,228                   234,715
Frank A. McPherson               5,876,638                   243,305
John E. Merow                    5,869,124                   250,819
Betsy S. Michel                  5,883,282                   236,661
William C. Morris                5,878,752                   241,191
Leroy C. Richie                  5,880,140                   239,803
James Q. Riordan                 5,873,133                   246,810
Robert L. Shafer                 5,875,727                   244,216
James N. Whitson                 5,884,747                   235,196
Brian T. Zino                    5,886,697                   233,246

Proposal 2
To ratify the selection of Deloitte & Touche LLP as auditors of the Fund for 2002.

  For Ratification             Against Ratification                 Abstain
  ----------------             --------------------                 -------
     5,800,619                        81,157                        238,167

Proposal 3(a)
To approve amendments to the Fund's investment objectives.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
4,670,979                333,398               315,191             800,375

Proposal 3(b)
To approve elimination of the Fund's fundamental policy to invest at least 25% of the market value of its gross assets in cash, bonds and/or preferred stock.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
4,483,019                497,960               338,589             800,375

Proposal 4(a)
To amend the Fund's fundamental restriction regarding investments in commodities.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
4,482,439                461,539               375,590             800,375

Proposal 4(b)
To amend the Fund's fundamental restriction regarding the purchase of securities on margin.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
4,398,050               566,506                355,012             800,375

Proposal 4(c)
To amend the Fund's fundamental restriction regarding borrowing.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
4,464,655               465,334                389,579             800,375

Proposal 4(d)
To amend the Fund's fundamental restriction regarding lending.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
4,490,760                416,894               411,914             800,375

Proposal 4(e)
To amend the Fund's fundamental restriction regarding underwriting.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
4,532,631                381,893               405,044             800,375

Proposal 4(f)
To amend the Fund's fundamental restriction regarding purchases or sales of real estate.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
4,618,481                329,109               371,978             800,375

Proposal 4(g)
To amend the Fund's fundamental restriction regarding diversification.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
4,600,762                356,557               362,249             800,375

Proposal 4(h)
To amend the Fund's fundamental restriction regarding industry concentration.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
4,562,008                383,702               373,858             800,375

Proposal 4(i)
To eliminate the Fund's fundamental restriction regarding short sales.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
4,426,903                493,740               398,925             800,375

Proposal 4(j)
To eliminate the Fund's fundamental restriction regarding control or management of any company.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
4,467,586                468,961               383,081             800,375

Proposal 4(k)
To eliminate the Fund's fundamental restriction permitting purchases of securities only for investment purposes.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
4,458,312                460,693               400,563             800,375

Proposal 4(l)
To eliminate the Fund's fundamental restriction regarding transactions in options.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
4,442,751                485,330               391,487             800,375

Proposal 4(m)
To eliminate the Fund's fundamental restriction regarding investment in other investment companies.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
4,505,840                 430,715              383,013             800,375

Proposal 4(n)
To eliminate the Fund's fundamental restriction regarding unseasoned companies.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
4,426,755                499,496               393,317             800,375

Proposal 4(o)
To eliminate the Fund's fundamental restriction regarding mortgages and pledges.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
4,449,397                482,533               387,638             800,375

In connection with the shareholder approval 3(a) above, the Fund's Board of Directors approved the change in the Fund's name from Seligman Income Fund, Inc. to Seligman Income and Growth Fund, Inc.